SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule240.14a-12

eUniverse, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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7.	Form, Schedule or Registration Statement No.:

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9.	Date Filed:

FOR IMMEDIATE RELEASE

eUNIVERSE ANNOUNCES NEW DATE FOR ANNUAL MEETING

OF STOCKHOLDERS

LOS ANGELES, CA — December 19, 2003 — eUniverse, Inc. (OTC: EUNI - News) announced today that its annual meeting of stockholders has been rescheduled for January 29, 2004. The previously announced record date of December 1, 2003 will apply to this meeting. The Company expects to mail notice of the meeting and proxy materials to stockholders on or about December 30, 2003.

About eUniverse

eUniverse, Inc. and its subsidiaries own and operate a compelling collection of predominantly online businesses engaged in interactive entertainment, electronic commerce and publishing, and direct to consumer marketing. The Company’s many popular destination websites attract millions of visitors who view, share and interact with eUniverse content, and who purchase an array of products and services from eUniverse and its advertisers. The Company’s holdings include the following: Flowgo (www.flowgo.com), one of the largest entertainment Web sites according to Nielsen//NetRatings; comedy site MadBlast (www.madblast.com); dating site Cupid Junction (www.cupidjunction.com); GameUniverse, which includes online computer gaming sites Case’s Ladder (www.CasesLadder.com) and Skill Jam (www.SkillJam.com); and one of the largest e-mail newsletter portfolios, delivering content daily to many millions of subscribers with such titles as Infobeat, IntelligentX and GossipFlash.

Further Information

Directors of the Company, including Brett Brewer, David Carlick, Jeffrey Edell, Daniel Mosher, Lawrence Moreau, Andrew Sheehan and Bradley Ward, and certain of the Company’s executive officers, including Thomas Flahie, the Company’s Chief Financial Officer, may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Company’s annual meeting of stockholders. The other executive officers who may be deemed to be participants in the solicitation of proxies in connection with the annual meeting of stockholders have not been determined as of the date of this filing. A description of the interests of the directors and executive officers of the Company is set forth in the Company’s preliminary proxy statement for the annual meeting, which was filed with the Securities and Exchange Commission (the “SEC”) on December 19, 2003. Stockholders of the Company are advised to read the Company’s definitive proxy statement for the annual meeting when it becomes available because it will contain important information. The Company’s definitive proxy statement for the annual meeting will be mailed to stockholders of the Company. Stockholders and other interested parties may obtain free copies of the definitive proxy statement (when available) and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. These documents may also be obtained free of charge by contacting MacKenzie Partners, the firm assisting the Company in the solicitation of proxies, toll free at +1-800-322-2885.

For more information, please contact:

Thomas Flahie of eUniverse, Inc., +1-310-215-1001, ext. 101, tflahie@euniverse.com

Barrett Godsey of Joele Frank, Wilkinson Brimmer Katcher, +1-212-355-4449 Steve Balet or Charles Koons of MacKenzie Partners, Inc., +1-800-322-2885